UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2026

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street
Mt. Pleasant,	Michigan	48858-1649
(Address of principal executive offices)		(Zip Code)
(989) 772-9471
(Registrant’s telephone number)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ISBA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 11, 2026, Isabella Bank Corporation, a Michigan corporation (“Isabella”), 401 Merger Sub, Inc., a Michigan corporation and a wholly owned subsidiary of Isabella (“Merger Sub”), and Grand River Commerce, Inc., a Michigan corporation (“Grand River”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Grand River, with Grand River as the surviving entity (the “Merger”), and immediately following the Merger, Grand River will merge with and into Isabella, with Isabella as the surviving entity (the “Second Step Merger”). The Merger Agreement further provides that immediately following the Second Step Merger, Grand River Bank, a Michigan state-chartered member bank and wholly owned subsidiary of Grand River, will merge with and into Isabella Bank, a Michigan state-chartered member bank and wholly owned subsidiary of Isabella, with Isabella Bank as the surviving bank (the “Bank Merger” and, together with the Merger and the Second Step Merger, the “Transaction”). The Merger Agreement was unanimously approved by the boards of directors of each of Isabella and Grand River.
Merger Consideration
Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each voting and non-voting share of common stock of Grand River (“Grand River Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Grand River or Isabella or dissenting shares, will be converted into the right to receive, at the election of the holder thereof, and subject to adjustment and proration, as applicable, (i) an amount of cash equal to the quotient of (A) $18,262,391 (the “Aggregate Cash Consideration”), divided by (B) the product obtained by multiplying (x) the number of shares of Grand River Common Stock issued and outstanding as of the Effective Time by (y) 0.35 (the “Cash Conversion Number”), rounded to the nearest cent (the “Per Share Cash Consideration”), or (ii) the number of shares of Isabella common stock, no par value (“Isabella Common Stock”), multiplied by the Exchange Ratio (as defined below).
The Exchange Ratio is defined in the Merger Agreement as a number, as adjusted, of shares of Isabella Common Stock equal to the quotient of (A) 839,003 shares of Isabella Common Stock, divided by (B) the difference of (1) the aggregate number of shares of Grand River Common Stock issued and outstanding immediately prior to the Effective Time, other than certain shares held by Grand River or Isabella or dissenting shares, minus (2) the Cash Conversion Number, rounded to the nearest ten thousandth (the “Per Share Stock Consideration”). The Per Share Cash Consideration and/or the Per Share Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”
The Aggregate Cash Consideration is subject to reduction in the event that Grand River does not deliver at least $45.7 million of total shareholders’ equity as determined in accordance with GAAP, less certain merger costs and reflecting other specified items described in the Merger Agreement.
Merger Consideration elections by Grand River shareholders will be subject to proration procedures whereby 65% of the shares of Grand River Common Stock will be exchanged for the Per Share Stock Consideration and 35% of the shares of Grand River common stock will be exchanged for the Per Share Cash Consideration. Based on the assumption of 9,122,073 shares of Grand River Common Stock issued and outstanding as of the Effective Time, the Per Share Cash Consideration to be paid is estimated to be approximately $5.72 and the Exchange Ratio is estimated to be approximately 0.1415.
Holders of Grand River Common Stock will receive cash in lieu of fractional shares.
Treatment of Grand River’s Equity Awards
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each stock option in respect of shares of Grand River Common Stock (each such stock option, a “Grand River Stock Option”) granted under Grand River’s equity incentive plans (the “Grand River Stock Plans”) that is outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive a cash payment equal to (i) the number of shares of Grand River Common Stock subject to such Grand River Stock Option at the Effective Time, multiplied by (ii) the amount by which the Per Share Cash Consideration exceeds the per share exercise price of such Grand River Stock Option, less applicable taxes and tax withholdings and without interest. Notwithstanding the foregoing, if the per share exercise price for a Grand River Stock Option immediately prior to the Effective Time is equal to or in excess of the Per Share Cash Consideration, such Grand River Stock Option will be cancelled at the Effective Time in exchange for no consideration.
Upon the terms and subject to the conditions of the Merger Agreement, each restricted share of Grand River Common Stock granted under the Grand River Stock Plans that is outstanding and unvested immediately prior to the Effective Time (each such restricted share, a “Grand River Restricted Stock Award”), shall fully vest and shall have the treatment set forth in the Merger Agreement applicable to shares of Grand River Common Stock.

Certain Other Terms and Conditions of the Merger Agreement
The Merger Agreement contains customary representations and warranties from both Isabella and Grand River, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of Grand River, its obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement, (iii) in the case of Grand River, its obligation to call a meeting of its shareholders to approve an amendment to Grand River’s articles of incorporation (“Articles of Amendment”) to create a class of non-voting common stock of Grand River to facilitate the conversion of Grand River’s convertible subordinated debt due 2026 and the obligation of its board of directors to recommend that its shareholders approve the Articles of Amendment, and (iv) Grand River’s non-solicitation obligations related to alternative acquisition proposals. Isabella and Grand River have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement, including the Transaction.
The completion of the Transaction is subject to customary conditions, including (i) approval of the Merger Agreement by the requisite vote of the Grand River shareholders, (ii) authorization for listing on Nasdaq of the shares of Isabella Common Stock to be issued in the Merger, (iii) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System and the Michigan Department of Insurance and Financial Services, Office of Banking, without the imposition of any condition or restriction that would be reasonably expected to have a material and adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of Isabella and its subsidiaries, taken as a whole, after giving effect to the Merger, the Second Step Merger and the Bank Merger, (iv) effectiveness of the registration statement on Form S-4 for the Isabella Common Stock to be issued in the Merger, and (v) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger, the Second Step Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement or making the completion of the Merger, the Second Step Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement illegal. Each party’s obligation to complete the Transaction is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, and (c) receipt by such party of an opinion from its counsel to the effect that the Merger and the Second Step Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
The Merger Agreement provides certain termination rights for both Isabella and Grand River and further provides that a termination fee of $2.18 million will be payable by Grand River upon termination of the Merger Agreement under certain circumstances.
The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Isabella or Grand River, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Isabella, Grand River, their respective affiliates or their respective businesses, the Merger Agreement, the Merger, the Second Step Merger and the Bank Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Grand River and a prospectus of Isabella, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that Isabella makes with the Securities and Exchange Commission (“SEC”).
The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Voting Agreements
Simultaneously with the execution of the Merger Agreement, Isabella entered into a voting agreement (a “Grand River Voting Agreement”) with each of the directors and executive officers of Grand River. Each Grand River director and executive officer, as a shareholder party to a Grand River Voting Agreement, has agreed, among other things, to vote shares of Grand River Common

Stock owned by such shareholder, and over which such shareholder has the right to dispose of and has voting power, (i) in favor of the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Transaction, (ii) in favor of the Articles of Amendment, and (iii) against any competing acquisition proposal, any action, agreement transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Grand River in the Merger Agreement in any material respect, or other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement. The Grand River Voting Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.
The foregoing description of the Grand River Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Grand River Voting Agreements, the form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 11, 2026, by and among Isabella Bank Corporation, Grand River Commerce, Inc. and 401 Merger Sub, Inc. *
Exhibit 99.1	Form of Grand River Voting Agreement, dated as of June 11, 2026, by and among Isabella Bank Corporation and directors and executive officers of Grand River Commerce, Inc.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*    The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Isabella agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.
Forward-Looking Statements
This Current Report on Form 8-K and the exhibits filed herewith contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger with Grand River, the expected returns and other benefits of the proposed merger to shareholders, expected improvement in operating efficiency resulting from the proposed merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the expected impact on and timing of the recovery of the impact on tangible book value, and the expected effect of the proposed merger on Isabella’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Grand River’s business into Isabella, (5) the failure to obtain the necessary approval by the shareholders of Grand River, (6) the amount of the costs, fees, expenses and charges related to the proposed merger, (7) the ability of the parties to obtain required governmental approvals of the proposed merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the proposed merger, (10) the risk that the integration of Grand River’s operations into the operations of Isabella will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Isabella’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Isabella’s press releases and filings with the Securities and Exchange Commission (the “SEC”). Consequently, no forward-looking statement can be guaranteed. Neither Isabella nor Grand River undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication or any related documents, Isabella and Grand River claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It
This communication is being made with respect to the proposed merger involving Isabella and Grand River. This material is not a solicitation of any vote or approval of the Grand River shareholders and is not a substitute for the proxy statement/prospectus or any other documents that Isabella and Grand River may send to their respective shareholders in connection with the proposed merger.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer or solicitation would be unlawful.
In connection with the proposed merger, Isabella will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Grand River and a prospectus of Isabella, as well as other relevant documents concerning the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ISABELLA, GRAND RIVER AND THE PROPOSED MERGER. When final, the proxy statement/prospectus will be sent to the shareholders of Grand River seeking the required shareholder approval. Shareholders are also urged to carefully review and consider Isabella’s public filings with the SEC, including, but not limited to, its proxy statements, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Isabella through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Isabella will also be available free of charge on the Investor Relations page of Isabella’s website at https://ir.isabellabank.com/sec-filings/sec-filings/default.aspx.
Participants in Solicitation
Isabella, Grand River and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies of Grand River’s shareholders in respect of the proposed transaction under the rules of the SEC. Information regarding Isabella’s directors and executive officers is available in its definitive proxy statement related to its 2026 annual meeting of shareholders, which was filed with the SEC on March 23, 2026 and certain other documents filed by Isabella with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	June 15, 2026	By:	/s/ Gerald J. Ritzert
Gerald J. Ritzert
Chief Financial Officer